UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2024

PATHFINDER BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number: 001-36695

Maryland	38-3941859
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, New York 13126
(Address of Principal Executive Office) (Zip Code)

(315) 343-0057
(Issuer's Telephone Number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PBHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreement with James A. Dowd.  Pathfinder Bank (the “Bank”), the wholly owned subsidiary of Pathfinder Bancorp, Inc. (the “Company”), entered into an employment agreement (the “Employment Agreement”) on September 4, 2024, with James A. Dowd, President and Chief Executive Officer of the Bank and the Company.  The Employment Agreement has an initial term of three years.  Commencing on the first anniversary of the date of the Employment Agreement and continuing each anniversary thereafter, the Employment Agreement will extend for an additional year, so that the remaining term will be three years, unless the Bank or Mr. Dowd provides written notice not to extend the term to the other at least thirty (30) days prior to a renewal date.  The Employment Agreement will replace and supersede the change in control agreement dated as of December 31, 2018, between the Bank and Mr. Dowd.

The Employment Agreement specifies Mr. Dowd’s base salary will initially be $415,000. In addition to his base salary, Mr. Dowd is entitled to participate in any bonus and incentive programs and benefit plans available to senior management employees.  In addition, Mr. Dowd will be provided with an automobile.

 In the event Mr. Dowd voluntarily terminates employment without good reason (as defined in the Employment Agreement), he will be entitled to receive the sum of his (i) unpaid base salary, (ii) unpaid expense reimbursements, (iii) unused accrued paid time off, (iv) earned but unpaid incentive compensation and (v) any vested benefits the executive may have under any Bank employee benefit plan (i.e., the “Accrued Obligations”).

In the event Mr. Dowd’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of the executive’s resignation for “good reason,” in either event other than in connection with a change in control, he will receive a severance payment, paid in a lump sum, equal to the Accrued Obligations plus the base salary and bonus (based on the average annual bonus earned during the three most recent calendar years before his date of termination) he would have received during the remaining term of the Employment Agreement.  In addition, if Mr. Dowd elects Consolidated Omnibus Budget Reconciliation Act (“COBRA”) coverage, the Bank will pay his monthly COBRA premium payments for up to eighteen (18) months.
In the event Mr. Dowd’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of the executive’s resignation for “good reason,” in either event within twenty-four (24) months following a change in control, he will receive a severance payment, paid in a single lump sum, equal to his Accrued Obligations plus three times the sum of (i) his base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) and highest annual cash bonus earned for any of the three prior calendar years.  If Mr. Dowd elects COBRA coverage, he will be reimbursed for his monthly COBRA premium payments for up to eighteen (18) months. In addition, all outstanding stock options and shares of restricted stock shall fully vest.  He will also become fully vested in any nonqualified deferred compensation plan of the Bank or the Company.
Should Mr. Dowd become disabled during the term of the Employment Agreement, he will be entitled to the Accrued Obligations.  If he dies while employed by the Bank, his beneficiaries will receive the Accrued Obligations.

Upon termination of Mr. Dowd’ s employment (other than following a change in control), Mr. Dowd will be subject to certain restrictions on his ability to compete or to solicit business or employees of the Bank and the Company for a period of one year.  The Employment Agreement also includes provisions protecting the Company’s and the Bank’s confidential business information.

Change in Control Agreement with Justin Bigham. The Company and the Bank entered into a change in control agreement (the “CIC Agreement”) effective as of September 4, 2024, with Justin Bigham, Senior Vice President and Chief Financial Officer of the Bank and the Company.  The initial term of the CIC Agreement is through January 1, 2025.  Commencing on January 1, 2025, the term of the CIC Agreement will automatically extend for twenty-four (24) months and commencing on January 1, 2026, and each subsequent January 1st, the term will automatically extend for an additional year so that the remaining term will be twenty-four (24) months from the prior renewal date, unless the President and Chief Executive Officer provides written notice of nonrenewal prior to the renewal date.

If, during the term of the CIC Agreement and within two years following a change in control, Mr. Bigham’s employment is terminated by the Bank without cause or Mr. Bigham voluntarily resigns for good reason (as defined in the CIC Agreement) on or following a change in control of the Bank and/or the Company, the Bank will make a cash lump sum payment within ten (10) business days to Mr. Bigham equal to (i) twenty-four (24) months of his base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) and two times the bonus earned by Mr. Bigham from the Bank in the fiscal year immediately preceding the year in which the termination occurs, or, if higher, in the fiscal year immediately preceding the date which the change in control occurs.  In addition, the Bank will provide Mr. Bigham with continued medical and dental insurance coverage for a period of up to twenty-four (24) months and all outstanding stock options and shares of restricted stock held by Mr. Bigham shall fully vest.  Notwithstanding the foregoing, the payments required under the CIC Agreement will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.

If, during the term of the CIC Agreement and prior to a change in control, Mr. Bigham’s employment is terminated by the Bank without cause, the Bank will make a cash lump sum payment within ten (10) business days to Mr. Bigham equal to (i) six (6) months of his base salary in effect as of the date of termination, and (ii) fifty percent (50%) of the bonus earned by Mr. Bigham from the Bank in the fiscal year immediately preceding the year in which the termination occurs.  In addition, the Bank will provide Mr. Bigham with continued medical and dental insurance coverage for a period of up to six (6) months.

The foregoing descriptions of the Employment Agreement and the CIC Agreement do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement and the CIC Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 of this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01 – Financial Statements and Exhibits

(a) Financial statements of businesses acquired.  None.

(b) Pro forma financial information.  None.

(c) Shell company transactions: None.

(d) Exhibits.

10.1	Employment Agreement between Pathfinder Bank and James A. Dowd

10.2	Two-Year Change in Control Agreement between Pathfinder Bancorp, Inc., Pathfinder Bank and Justin Bigham

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

Date: September 6, 2024	By:	/s/ James A. Dowd
James A. Dowd President and Chief Executive Officer